EXHIBIT 10.4

LOCK-UP/LEAK-OUT AGREEMENT

LOCK-UP/LEAK-OUT AGREEMENT (the “Lock-Up Agreement”) dated as of August 30, 2015 (the “Closing Date”), by and between DOE Hawaii Solar 2014 Limited Liability Company located at 614 S. White Horse Pike, Lindenwold, New Jersey  08021 (hereinafter referred to as “Seller”) and Blue Earth, Inc., a Nevada corporation (“BE”).

W I T N E S S E T H:

WHEREAS, Blue Earth Solar, Inc (formerly known as Xnergy and hereinafter "BES") and Blue Earth, Inc. ("BE") initiated an action in the First Circuit Court of the State of Hawaii entitled Xnergy and Blue Earth, Inc. vs. Hawaii Solar, LLC, National Energy Partners, LLC, et al., Civil No. 14-1-1694-08 JHC (the “Xnergy Action”); and

WHEREAS, BES initiated an action in the First Circuit Court of the State of Hawaii entitled Blue Earth Solar, Inc., fka Xnergy vs. State of Hawaii, Department of Education, Kathryn S. Matayoshi, in her official capacity as Superintendent of Education, Hawaii Pacific Solar, LLC, Hawaii Solar, LLC, et al, Civil No. 14-1-2078-10 ECN (the “DOE Action”); and

WHEREAS, BES, BE, HAWAII SOLAR, LLC ("HS") and NATIONAL ENERGY PARTNERS, LLC (NEP) (collectively the "Parties"),  are also parties toan arbitration proceeding  titled Blue Earth Solar, Inc. f/k/a Xnergy v. Hawaii Solar LLC, and National Energy Partners, LLC, DPR No. 15-0044-A and have entered into a Settlement Agreement and Release on even date with this  Lock-Up Agreement (hereinafter referred to as the “ Settlement Agreement and Release”);

WHEREAS, the stock amount and stock settlement price shall be determined pursuant to the terms and conditions of the Settlement Agreement and Release between Seller and Blue Earth.  The amount and price of said stock shall be listed on Schedule 1, attached hereto.

WHEREAS, pursuant to Section 1.b.viii. of the Settlement Agreement and Release, the Seller shall not sell, transfer or otherwise dispose of the BE Shares, except as set forth in this Lock-Up Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Lock-Up Agreement, the parties hereto hereby agree as follows:

SECTION 1.

(a)

The resale of the BE Shares shall be according to the following schedule:  Beginning on the execution of the Agreement (the “Closing Date”) and for six (6) months thereafter, unless registered with the SEC sooner and following SEC review, Seller may not sell any BE Shares (the “Initial Lock-Up Period”) and thereafter shall be limited to sell not more than 10,000 shares per day and 50,000 shares per week on a non-cumulative basis until all BE shares are sold.

(b)

Sales of BE Shares shall be by means of “in-the-market” transactions.  “In the market” shall mean a sale made on NASDAQ stock market, or any subsequent primary trading market, or customary trading channels and/or, with the consent of BE, a private offering, which consent shall not be unreasonably withheld, conditioned or delayed. If sold to a purchaser in a private offering, such purchaser shall agree to comply with all the terms and conditions of the Lock-Up Agreement.

(c)

Any sales of BE Shares in violation of this Lock-Up Agreement by the Seller shall constitute an event of default under this Lock-Up Agreement and an equal number of BE Shares shall be forfeited by the Seller.

(d)

Notwithstanding the foregoing, BE may, at the Seller’s request, and at BE’s sole discretion, release all or any number of BE Shares  from the terms of this Lock-Up Agreement.

(e)

The Seller acknowledges that its breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to BE for which remedies at law would be inadequate.  The Seller further acknowledges that the provisions set forth herein are essential terms and conditions of the Agreement, and this Lock-Up Agreement.  The Seller therefore agrees that BE shall be entitled to a decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions.  Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Seller and Buyer hereby consents to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the State of Nevada.  This remedy shall be in addition to all other remedies available to BE at law or equity.  If any portion of this Section 1 is adjudicated to be invalid or unenforceable, this Section 1 shall be deemed amended to delete there from the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 1 in the jurisdiction in which such adjudication is made.

(f)

BE Shares shall not at any time be used to cover “short” sales of BE Common Stock.

SECTION 2.  Subject to Section 5 hereunder, this Lock-Up Agreement shall inure to the benefit of and be binding upon BE, its successors and assigns, and upon the Seller, its heirs, executors, administrators, legatees and legal representatives.

SECTION 3.  Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

SECTION 4.  This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

SECTION 5.  This Lock-Up Agreement and all rights hereunder are personal to the parties or private Buyer and shall not be assignable, and any purported assignments in violation thereof shall be null and void.

(a)

All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

If to the Seller:

DOE Hawaii Solar 2014 Limited Liability Company

614 S. White Horse Pike, Lindenwold, New Jersey 08021

Attention: Basem Ramadan

Email: bramadan@nepsolar.com

With a copy to:

Scott I. Batterman, Esq.

Clay Chapman Iwamura Pulice & Nervell

700 Bishop Street, Suite 2100

Honolulu, Hawaii 96813

Email: sib@paclawteam.com

(i)

If to BE to:

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 207

Henderson, NV 89052

Attention:  Rob Potts, COO, President, Blue Earth Inc.

Email:  rpotts@blueearthinc.com

With a copy to:

Davidoff Hutcher & Citron LLP

605 Third Avenue

New York, NY 10158

Attention:  Elliot H. Lutzker, Esq.

Telecopier No.: (212) 286-1884

With a copy to:

Blake Bushnell, Esq.

Bushnell Law Group, LLLP

2925 Bishop Street

Honolulu, HI 96813

Email: bbushnell@bushnellmiller.com

Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after date of mailing thereof.  Other notices shall be deemed given on the date of receipt.  Any party hereto may change the address specified herein by written notice to the other parties hereto.

SECTION 6.  The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect.  No waiver of any term or condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

BLUE EARTH, INC.

By:  /s/  Robert Potts

Name:  Robert Potts

Title:  President

Sellers:

/s/  Jeremy Conner

Print Name:  Jeremy Conner

SCHEDULE 1

*Number of shares of BEI common stock ________

*Value per share of BEI common stock _______

*Number and value of BEI common stock shall be determined pursuant to the terms and condition of the Settlement Agreement and Release at the time of transfer.